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                                                                    EXHIBIT 5-2



                       [Huber Lawrence & Abell Letterhead]



                                 April 5, 2002

New York State Electric & Gas Corporation
P.O. Box 3287
Ithaca, NY  14852-3287

Dear Sirs:

         In connection with the proposed public offering and sale of up to $400,000,000 aggregate offering price of certain senior unsecured debt securities, new first mortgage bonds and new preferred stock, in one or more series, New York State Electric & Gas Corporation (the "Company") is filing with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to Registration Statement No. 33-50719 under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

         The senior unsecured debt securities (the "Debt Securities") are to be issued under an indenture which has been or which is to be entered into between the Company and JPMorgan Chase Bank, as Trustee, as may be amended and supplemented from time to time by one or more supplemental indentures relating to the Debt Securities (the "Supplemental Indentures"), said indenture as so amended and supplemented by the Supplemental Indentures being hereinafter called the "Indenture."

         As your counsel, we are generally familiar with the corporate proceedings of the Company and we have participated in all proceedings taken by the Company in connection with the proposed issuance and sale of the Debt Securities.

         In our opinion, when the actions as hereinafter set forth shall have been taken, the Debt Securities will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable and will be binding obligations of the Company and entitled to the benefits of the Indenture, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws and judicial decisions affecting the enforcement of creditors' rights and remedies generally and
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New York State Electric & Gas Corporation
April 5, 2002
Page 2


general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), which do not, in our opinion, make inadequate the remedies of the Indenture:

         (a) The Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective;

         (b) In connection with the issuance of the Debt Securities, the Indenture shall have become qualified under the Trust Indenture Act of 1939;

         (c) In connection with the issuance of the Debt Securities, the Board of Directors of the Company shall have taken appropriate action authorizing the execution and delivery of the Indenture in substantially the form attached as an exhibit to the Registration Statement, and the same shall have been duly executed and delivered;

         (d) The Board of Directors of the Company shall have authorized the issuance and sale of the Debt Securities;

         (e) The Debt Securities shall have been appropriately issued, authenticated by the Trustee under the Indenture, and delivered to the purchaser or purchasers thereof and the consideration therefor received by the Company; and

         (f) The Public Service Commission of the State of New York shall have approved the issuance and sale of the Debt Securities.

         We hereby consent to the making of the statements with reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                               Very truly yours,

                                               /s/ Huber Lawrence & Abell